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                              EMPLOYMENT AGREEMENT
                              --------------------


         EMPLOYMENT AGREEMENT effective as of the 23rd day of April, 1998, by and among WHEELING-PITTSBURGH STEEL CORPORATION ("WPSC"), a Delaware corporation with a principal place of business at 1134 Market Street, Wheeling, West Virginia, 26003, WHX CORPORATION ("WHX"), a Delaware corporation with a principal place of business at 110 East 59th Street, New York, New York, 10022 and WHEELING-PITTSBURGH CORPORATION ("WPC"), a Delaware corporation with a principal place of business at 1134 Market Street, Wheeling, West Virginia,
26003 (WPSC, WHX and WPC are collectively referred to as the "Company") and JAMES G. BRADLEY (the "Executive").

         WHEREAS, the Company desires to employ the Executive as the President and Chief Executive Officer of WPSC and the Executive Vice President of WHX and the Executive desires to be employed by the Company upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1.       EMPLOYMENT.

                  (a) The Company hereby employs the Executive, and the Executive hereby accepts such employment, as President and Chief Executive Officer of WPSC and as Executive Vice President of WHX upon the terms and subject to the conditions contained herein.



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Immediately  following  the  execution  of  this  Agreement  and  at  all  other appropriate times thereafter, WHX, WPC and WPSC shall take all action to elect the Executive as President and Chief Executive Officer of WPSC and Executive Vice President of WHX.

                  (b) Executive agrees that subsequent to the consummation of an underwritten initial public offering under the Securities Act of 1933, as amended (an "Initial Public Offering") of WPC or a "spin-off" or sale of any portion of the shares of Common Stock, or a sale of all or substantially all of the assets, of WPC, Executive will resign as an officer of WHX or in the case of an Initial Public Offering by WPSC or a "spin-off" or sale of any portion of the shares of Common Stock, or a sale of all or substantially all of the assets, of WPSC, as an officer of WPC also.

         (c) WPSC, WPC and WHX represent and warrant to Executive that this Agreement has been duly and validly authorized and executed by and on behalf of each of them in accordance with their respective Certificate of Incorporation and By-Laws and that this Agreement constitutes the lawful and valid obligation of WPSC, WPC and WHX enforceable against each of WPSC, WPC and WHX in accordance with its terms.

         2.       DUTIES.

                  (a) The Executive shall perform all duties of the positions referenced in paragraph 1 of this Agreement consistent with the powers and duties of such offices set forth in WPSC's, WPC's or WHX's, as appropriate, By-Laws, as well as any other


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duties,  commensurate  with the  Executive's  positions that are assigned by the
Board of Directors of WPSC, WPC or WHX.

                  (b) Throughout his employment hereunder, Executive shall devote his full time, attention, knowledge and skills during reasonable business hours in furtherance of the business of the Company and will faithfully, diligently and to the best of his ability perform the duties described above and further the best interests of the Company. During his employment, the Executive shall not engage, and shall not solicit any employees of the Company or their respective subsidiaries to engage, in any commercial activities which are in any way in competition with the activities of the Company or their respective subsidiaries, or which may in any way interfere with the performance of his duties or responsibilities to the Company.

                  (c) The Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Company, consistent with Executive's rights and duties under this Agreement, may from time to time establish and those imposed by law.

         3. EXECUTIVE COVENANTS. In order to induce the Company to enter into this Employment Agreement, the Executive hereby agrees as follows:

                  (a) Except when disclosure is in the interest of the Company or is compelled by law, or disclosure is consented to or directed by the Chairman or the Board of Directors (the "Board) of WPC, WHX or WPSC, the Executive shall keep confidential and



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shall  not  divulge  to any  other  person  or  entity,  during  the term of the
Executive's  employment  or  thereafter,  any of the  business  secrets or other
confidential   information   regarding  the  Company  or  the  Company's   other
subsidiaries which have not otherwise become public knowledge.

                  (b) All papers, books and records of every kind and description relating to the business and affairs of the Company, whether or not prepared by the Executive, shall be the sole and exclusive property of the Company, and the Executive shall surrender them to the Company at any time upon request by the Chairman or the Board of WPC, WHX or WPSC.

                  (c) During the term of Executive's employment hereunder, and for a period of one (1) year thereafter, the Executive shall not, without the prior written consent of the Board of WHX (i) participate as a director, stockholder or partner, or have any direct or indirect financial interest as creditor, in any business which directly or indirectly competes, within the United States of America, with the Company or the Company's other subsidiaries which exist as of the date of the termination of this Agreement (the "Existing Subsidiaries"); provided, however, that nothing in this Agreement shall restrict the Executive from holding up to two (2%) percent of the outstanding capital stock or other securities of any publicly traded entity; (ii) solicit any customers of the Company or its Existing Subsidiaries on behalf of himself, or any other person, firm or company; or (iii) directly or indirectly, act in the


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capacity of an  executive  officer,  employee or in any other  capacity  for any
company  or  other  entity  which   competes  with  WPSC  in  the  carbon  steel
manufacturing industry and which has at least 5% of its annual dollar sales comprised of products which directly compete with the Company's or its Existing Subsidiaries' products; provided, however, that nothing in this paragraph 3(c) shall prevent the Executive from holding or maintaining any positions or interests presently held by him and disclosed to the Board of WHX, or, held by him subsequent hereto with the consent of the Board of WHX.

                  (d) The parties agree that the Executive's services are unique and that any breach or threatened breach of the provisions of this Section 3 will cause irreparable injury to the Company and that money damages will not provide an adequate remedy. Accordingly, the Company shall, in addition to other remedies provided by law, be entitled to such equitable and injunctive relief as may be necessary to enforce the provisions of this Section 3 against the Executive or any other person or entity participating in such breach or threatened breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other and additional remedies available to it, at law or in equity, for such breach or threatened breach including any recovery of damages from the Executive or termination of his employment as provided in Paragraph 9(b).

         4. BASE SALARY AND BONUSES. As full compensation for Executive's services hereunder and in exchange for his promises


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contained  herein,  the Company shall  compensate the Executive in the following manner (subject to Paragraph 4(c)):

                  (a) BASE SALARY. The Company shall compensate Executive at the base salary rate of Four Hundred Thousand United States Dollars ($400,000 U.S.) per annum, payable in equal installments on the same basis as other senior salaried officers of the Company. Such annual salary may be increased in the future by such amounts and at such times as the Board of WHX or the Compensation Committee thereof shall deem appropriate in its sole discretion.

                  (b) ANNUAL BONUSES. Beginning with the calendar year 1998 and in each year or portion thereof thereafter during the term of this Agreement, the Board of WHX or the Compensation Committee of WHX shall consider the Executive for a cash performance bonus in accordance with the following terms:
The actual amount and timing of such bonus, if any, shall be determined in good faith based on criteria reasonably deemed to be relevant to such determination including, without limitation, the performance of the Executive, bonuses paid to other senior executives of the Company, the overall performance of the Company as measured by guidelines used to determine the bonuses of other senior executives of the Company and transactions effected for the benefit of the Company that are outside of the ordinary course of business and directly or indirectly accomplished through the efforts of the Executive (e.g., business

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combinations, corporate partnering and other similar transactions).

                  (c) WITHHOLDINGS. The amounts set forth in subparagraphs (a) and (b) above shall be subject to appropriate payroll withholding and any similar deductions required by law.

                  (d) OPTIONS. In connection with the execution of this Agreement, the Executive has been granted stock options ("Options") to purchase 260,000 shares of the common stock, $.01 par value, of WHX pursuant to the WHX 1991 Incentive and Nonqualified Stock Option Plan (the "1991 Option Plan") pursuant to the terms of WHX's standard option agreement, subject to approval by the stockholders of WHX of an increase in the number of shares of common stock with respect to which options may be granted under the 1991 Option Plan. To the maximum extent allowable under the Internal Revenue Code of 1986, as amended, a portion of such options shall be "incentive stock options."

                  (e) INITIAL PUBLIC OFFERING. Upon the consummation of an underwritten initial public offering under the Securities Act of 1933, as amended (an "Initial Public Offering," including for this purpose a "spin-off" that creates publicly traded securities) by WPC or WPSC (or any successor or assign of either entity) during the term of this Agreement, the Executive shall be granted such options and/or awarded such bonus or other payment as shall be determined by the Board of Directors of the Company in its sole discretion. It is the intention of the Company and the Executive to seek to negotiate in good faith the basis for


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determining  such  payment  by August  31,  1998,  however,  if the basis is not determined by August 31, 1998, the determination shall remain at the sole discretion of the Board of Directors of the Company. Subject to payment of any obligations required by this Section 4(e), from and after the consummation of the Initial Public Offering or a "spin-off" of any portion of the shares of Common Stock of WPC or WPSC, WHX, and in the case of a "spin-off" of any portion of the Shares of Common Stock of WPSC, WPC and WHX shall be relieved of all obligations under this Agreement, with no further action required by WHX and WPC, as appropriate, to terminate its obligations hereunder.

         5. LONG-TERM INCENTIVE PLAN. The Executive shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any stock option plan, stock award plan, omnibus stock plan, or similar incentive plan currently in existence or hereafter established by the Company, in the manner and to the same extent as the Company's other senior executive officers, such participation to include 40,000 options under the 1991 WPC Incentive and Nonqualified Stock Option Plan ("1991 Plan"), which options were granted upon the effectiveness of the Initial Employment Agreement, in accordance with the provisions of the 1991 Plan. Awards to the Executive under any such plan shall be made as provided in such plan and at such times and in such amounts as shall be determined in the sole discretion reasonably exercised of the Board of WHX subject to confirmation by the Board of WHX or the Compensation Committee of


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WHX  (or  the  Board  or  Compensation  Committee  of WPC  from  and  after  the consummation of the Initial Public Offering or a "spin-off" of any portion of the shares of Common Stock of WPC or WPSC). Except as provided above, the Executive shall not be entitled to participate in any bonus incentive or similar plan for salaried employees of the Company and Executive's right to receive a bonus shall be exclusively determined by the provisions of Paragraph 4(b) hereof.

         6. BENEFIT PLANS. During the term of his employment, the Executive shall be entitled to participate in the Company's management employee benefits and retirement plans, as they are in existence on the date of this Agreement, or as they may be amended or added hereafter, to the same extent as the Company's other senior executive officers. The Company shall be under no obligation solely as a result of this Agreement to institute or continue the existence of any employee benefit plan.

         7. OTHER BENEFITS. The Executive shall be provided the following additional benefits:

                  (a) LEASED AUTOMOBILE. A leased Buick, Cadillac, Continental or comparable automobile of United States manufacture for his business and personal use. The Company shall keep such automobile adequately insured and will pay or reimburse the Executive for the cost of maintenance, repair and gasoline for such automobile.

                  (b) CLUB MEMBERSHIPS. Reimbursement of the Executive for the cost of his and his immediate family's membership in one


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country  club  and  his   membership   in  one  business   club,   and  for  his
business-related use thereof.

                  (c) LEGAL AND TAX ADVICE. In recognition of the Executive's need to carefully consider the terms herein, the reimbursement of Executive for reasonable legal and tax advice, sought by him relative to this Agreement, which is incurred prior to his execution of this Agreement, up to a maximum of Fifteen Thousand United States Dollars ($15,000 U.S.).

                  (d) BUSINESS EXPENSE. Reimbursement of the Executive, upon proper accounting, for reasonable expenses and disbursements incurred by him in the course of the performance of his duties hereunder.

                  (e) VACATION. The Executive shall be entitled to four (4) weeks of vacation each year of this Agreement or such longer period as shall be provided to senior executives of the Company, without reduction in salary.

                  (f) ANNUAL PHYSICAL. The Company shall pay the cost, or reimburse Executive for any cost not covered by health insurance, of one comprehensive physical examination during each year of this Agreement.

                  (g) RELOCATION BENEFIT. Executive shall be entitled to the Company's standard relocation benefit for newly-hired senior executives.

         8. PENSION. Provided Executive is in the continuous employ of the Company from the date hereof through age 62, he shall be entitled upon retirement to receive a retirement benefit

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at the rate of $6,200 per month  payable to the Executive for life. In the event of the Executive's death prior to the payment of 120 monthly payments, the payments shall be made to such person as the Executive shall designate to the Company in writing until 120 monthly payments have been made.

         9.       DURATION AND TERMINATION.

                  (a) DURATION. The term of this Agreement shall commence on the date hereof and shall terminate on the third anniversary hereof and shall automatically be extended for successive three-year terms unless earlier terminated pursuant to the provisions hereof, provided that the Company or the Executive shall each have the right to terminate this Agreement at the end of the initial term or any succeeding term on not less than sixty (60) days prior written notice to the other party (in which event all rights and benefits of Executive hereunder other than the pension benefit under Section 8 and except as provided in this Section 9 shall cease upon such termination's effective date). Upon termination of this Agreement for any reason, the Executive shall be deemed to have resigned from all offices and director positions with the Company and its Existing Subsidiaries.

                  (b) TERMINATION AT ANY TIME BY COMPANY. This Agreement shall be terminable by the Company at any time for any reason, including death or Disability (as hereinafter defined) of the Executive, upon not less than 30 days' prior written notice to the Executive and all rights and benefits of the Executive hereunder (other than those arising under Section 10 hereof)



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shall cease,  except that the Executive  will have the right to receive from the
Company (i) a payment of One Million and Two Hundred Thousand Dollars ($1,200,000) within thirty (30) days of delivery of the notice of termination or within sixty (60) days of the date of death or Disability of the Executive (the "Termination Payment"), (ii) all amounts accrued but unpaid hereunder up to and including the date of termination including, without limitation, any pro rata portion of the Executive's salary or bonus remaining unpaid as of the date of termination, (iii) the pension benefit under Section 8 if vested at the date of his termination and (iv) the continuation of all medical insurance provided to the Executive as contemplated by Section 6 hereof for a period of one (1) year following the termination date. Notwithstanding the foregoing, if the Company terminates this Agreement "for cause", then no Termination Payment shall be made to the Executive and all rights, benefits and obligations of the Executive under this Agreement shall cease, except for the Executive's rights under Sections 9(b)(ii), 9(b)(iii) and 10 hereof and the pension benefit under Section 8 if vested at the date of termination. "For cause" shall mean: (i) the Executive's willful and material breach in respect of his duties under this Agreement if such breach continues unremedied for thirty (30) days after written notice thereof from the Board of WPC, WHX or WPSC to the Executive specifying the acts constituting the breach and requesting that they be remedied; or (ii) the Executive is convicted or pleads guilty to a felony,

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during the employment period other than for conduct  undertaken in good faith in furtherance of the interests of the Company. "Disability" shall mean that due to illness, accident or other physical or mental incapacity, the Board of WPC, WHX or WPSC has in good faith determined that the Executive is unable to substantially perform his usual and customary duties under this Agreement for more than four (4) consecutive months or six (6) months in any calendar year. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to Disability prior to the Executive's termination, the Executive shall continue to receive his full base salary, together with all benefits provided in this Agreement.

                  (c) RIGHTS OF TERMINATION BY EXECUTIVE. The Executive shall have the right, by written notice to the Company, to elect to terminate this Agreement within sixty (60) days following a Change of Control (as defined below) or if the Executive (i) is demoted (other than his removal as an officer or director of WHX), or (ii) no longer holds the office of President or Chief Executive Officer of WPSC. In the event that Executive makes such election, the Executive shall be entitled to receive from the Company the items set forth in Paragraph 9(b)(i) through 9(b)(iv) within sixty (60) days of receipt by the Company of a written notice of Executive's election.

                  (d) CHANGE IN CONTROL. For the purposes of this Agreement, a "Change in Control" means (i) the, direct or



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indirect,  sale,  lease,  exchange or other transfer of all or substantially all
(50% or more) of the assets of WPC, WHX or WPSC to any individual, corporation, partnership, trust or other entity or organization (a "Person") or group of Persons acting in concert as a partnership or other group (a "Group of Persons") other than a Person (an "Affiliate") controlling, controlled by or under common control with, any of WPC, WHX or WPSC, as the case may be, (ii) the merger, consolidation or other business combination of WPC, WHX or WPSC with or into another corporation with the effect that the shareholders of WPC, WHX or WPSC, as the case may be, immediately prior to the business combination hold 50% or less of the combined voting power of the then outstanding securities of the surviving Person of such merger ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors,
(iii) the replacement of a majority of the Board of WPC, WHX or WPSC, over any period of two years or less, from the directors who constituted the Board of WPC, WHX or WPSC, as the case may be, at the beginning of such period, and such replacement(s) shall not have been approved by the Board of WPC, WHX or WPSC, as the case may be, as constituted at the beginning of such period, (iv) a Person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of

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securities  of WHX, or of WPC or WPSC  following an Initial  public  Offering by such company, representing 50% or more of the combined voting power of the then outstanding securities of WHX, WPC or WPSC, as the case may be, ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors. Notwithstanding the foregoing, an Initial Public Offering or a "spin-off" of all or any portion of the shares of Common Stock of WPC or WPSC shall not constitute a Change in Control under this Agreement.

         10. INDEMNIFICATION. The Company shall defend and hold the Executive harmless to the fullest extent permitted by applicable law and the Company's By-Laws and Certificate of Incorporation in connection with any claim, action, suit, investigation or proceeding arising out of or relating to performance by the Executive of services for, or action of the Executive as, or arising by reason of the fact that the Executive is or was, a Director, officer, employee or agent of the Company or any parent, subsidiary or affiliate of the Company, or of any other person or enterprise at the Company's request. Expenses incurred by the Executive in defending a claim, action, suit, investigation or proceeding shall be paid by the Company in advance of the final disposition thereof upon the receipt by the Company of any undertaking by or on behalf of the Executive to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified hereunder. The foregoing rights are not exclusive and do not limit any rights accruing to the


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
Executive under any other agreement or contract or under applicable law.

         11. SUCCESSORS AND ASSIGNS. The rights and obligations of the Company hereunder shall run in favor and be obligations of the Company, its successors and assigns. The rights of the Executive hereunder shall inure to the benefit of the Executive's legal representatives, executors, heirs and beneficiaries. Termination of Executive's employment shall not operate to relieve him of any remaining obligations under Section 3 hereof. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation or otherwise) to all or a significant portion of the assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Except as otherwise provided in Section 4(e) regardless, of whether such agreement is executed by a successor, this Agreement shall continue to be binding upon the Company and any successor and assign in accordance with the operation of law and such successor and assign shall be deemed the "Company" for purposes of this Agreement.

         12.      ARBITRATION OF ALL DISPUTES.

                  (a) Any controversy or claim arising out of or relating to this Agreement or the breach thereof (including the


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arbitrability  of any controversy or claim),  shall be settled by arbitration in the City of Pittsburgh, Commonwealth of Pennsylvania, by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 12. The cost of any arbitration proceeding hereunder shall be borne equally by the Company and the Executive. The award of the arbitrators shall be binding upon the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                  (b) In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, and provided that the Executive substantially prevails in the enforcement of such rights, the Company shall pay (or the Executive shall be entitled to recover from the Company, as the case may be) the Executive's reasonable attorneys' fees and costs and expenses in connection with the enforcement of his rights, including the enforcement of any arbitration award, up to $50,000 in the aggregate.


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         13.      NOTICES.   All   notices,    requests,   demands   and   other
communications hereunder must be in writing and shall be deemed to have been duly given upon receipt if delivered by hand, sent by telecopier or courier, and three (3) days after such communication is mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, to the other party, in each case addressed as follows:

                  (a)      if to WHX, WPC or WPSC, as the case may be:

                           WHX Corporation
                           110 East 59th Street
                           New York, New York  10022
                           Attn:  Corporate Secretary

                           Wheeling-Pittsburgh Corporation
                           1134 Market Street
                           Wheeling, West Virginia 26003
                           Attn:  Corporate Secretary

                           Wheeling-Pittsburgh Steel Corporation
                           1134 Market Street
                           Wheeling, West Virginia 26003
                           Attn:  Corporate Secretary

                  With a copy (which shall not constitute notice) to:

                           Steven Wolosky, Esquire
                           Olshan Grundman Frome & Rosenzweig LLP
                           505 Park Avenue
                           New York, New York  10022

                  (b) if to the Executive:

                           James G. Bradley
                           218 Harbel Drive
                           St. Clairsville, Ohio  43950

                  with a copy (which shall not constitute notice) to:

                           Robert B. Williams, Esq.
                           Williams Coulson
                           1500 Two Chatham Center
                           Pittsburgh, Pennsylvania  15219

Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

         14. SEVERABILITY. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

         15.   PRIOR   UNDERSTANDING.   This   Agreement   embodies  the  entire
understanding of the parties hereto, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by all parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

         16. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be original, but all such counterparts shall
                                      -19-
constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         17. CHOICE OF LAWS. Subject to the provisions of Paragraph 12 and without regard to the effect of principles of conflicts of laws thereof, jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the Commonwealth of Pennsylvania, and this Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                   WHEELING-PITTSBURGH STEEL CORPORATION


                                   By: /s/ John W. Testa
                                       --------------------------------
                                   Name:   John W. Testa
                                   Title:  Vice President

                                   WHX CORPORATION


                                   By: /s/ Howard Mileaf
                                       --------------------------------
                                   Name: Howard Mileaf
                                   Title: General Counsel

                                   WHEELING-PITTSBURGH CORPORATION


                                   By: /s/ John W. Testa
                                       --------------------------------
                                   Name:   John W. Testa
                                   Title:  Vice President


                                         /s/ James G. Bradley
                                   ------------------------------------
                                             James G. Bradley


                                      -21-